Exhibit 99.2

RFJ Auto Partners, Inc. and Subsidiaries
Condensed Consolidated Financial Statements
(Unaudited)
SEPTEMBER 30, 2021 and 2020

Exhibit 99.2

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
TABLE OF CONTENTS
SEPTEMBER 30, 2021 AND 2020

Condensed Consolidated Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets	1

Condensed Consolidated Statements of Operations	2

Condensed Consolidated Statements of Stockholders' Equity	3

Condensed Consolidated Statements of Cash Flows	4

Notes to Condensed Consolidated Financial Statements	5-18

Exhibit 99.2

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
(IN THOUSANDS OF DOLLARS)

ASSETS	September 30, 2021	December 31, 2020
CURRENT ASSETS
Cash and cash equivalents	$57,862	$18,389
Contracts in transit	24,171	30,803
Receivables, net	47,441	55,524
Inventories, net	227,801	301,255
Rental and loan vehicles	2,662	2,864
Other current assets	2,429	3,101
TOTAL CURRENT ASSETS	362,366	411,936

Property and equipment, net	119,556	122,964
Goodwill (as adjusted for 2020)	104,575	104,575
Franchise rights	62,593	63,176
Deferred tax asset (as adjusted for 2020)	476	476
Other noncurrent assets	529	476
TOTAL NONCURRENT ASSETS (as adjusted for 2020)	287,729	291,667
TOTAL ASSETS (as adjusted for 2020)	$650,095	$703,603

LIABILITIES, REDEEMABLE PREFERRED SHARES AND STOCKHOLDERS' EQUITY (as adjusted for 2020)
CURRENT LIABILITIES
Floor plan notes payable - trade	$23,149	$53,578
Floor plan notes payable - non-trade	201,186	266,478
Accounts payable	23,624	30,745
Accrued expenses	44,960	44,120
Current maturities of long-term debt	14,849	12,433
Allowance for contingent charges	9,375	9,266
TOTAL CURRENT LIABILITIES	317,143	416,620

Long-term debt, less current maturities	167,578	184,590
Allowance for contingent charges, less current portion	6,495	6,558
Deferred tax liability (as adjusted for 2020)	-	-
TOTAL NONCURRENT LIABILITIES (as adjusted for 2020)	174,073	191,148

REDEEMABLE PREFERRED SHARES (as adjusted for 2020)	70,512	70,512

STOCKHOLDERS' EQUITY
Paid-in capital (as adjusted for 2020)	28,549	28,419
Notes receivable from stockholder	(3,482)	(3,482)
Retained earnings (as adjusted for 2020)	63,495	581
Treasury stock	(195)	(195)
TOTAL STOCKHOLDERS' EQUITY (as adjusted for 2020)	$88,367	$25,323
TOTAL LIABILITIES, REDEEMABLE PRFERRED SHARES AND STOCKHOLDERS' EQUITY (as adjusted for 2020)	$650,095	$703,603

Exhibit 99.2

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS)

	2021	2020
SALES	$2,266,222	$1,877,211
COST OF SALES	2,089,171	1,743,391
GROSS PROFIT FROM SALES	177,051	133,820

FINANCING, INSURANCE, SERVICE CONTRACT AND OTHER INCOME, NET	96,721	79,003
GROSS PROFIT	273,772	212,823

EXPENSES
Variable selling	67,028	54,230
Advertising	10,594	9,244
Floor plan interest	5,342	10,459
Personnel	56,050	47,146
Semi-fixed	23,515	21,421
Fixed	20,172	18,618
TOTAL EXPENSES	182,701	161,118

INCOME FROM OPERATIONS	91,071	51,705

OTHER EXPENSES
Interest expense, other than floor plan	6,474	6,916
Other income	(861)	(567)
TOTAL OTHER EXPENSES	5,613	6,349

INCOME BEFORE INCOME TAXES	85,458	45,356
Income tax expense	22,544	12,667
NET INCOME	$62,914	$32,689

Exhibit 99.2

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS)

	Paid-in Capital	Notes Receivable from Stockholder	Retained (Deficit)/ Earnings	Treasury Stock	Total
Balance at December 31, 2019 (as adjusted)	$28,729	($3,482)	($20,549)	($195)	$4,503
Shares repurchased	(300)	-	-	-	(300)
Stock option compensation	130	-	-	-	130
Net Income	-	-	32,689	-	32,689
Balance at September 30, 2020	$28,559	($3,482)	$12,140	($195)	$37,022

	Paid-in Capital	Notes Receivable from Stockholder	Retained Earnings	Treasury Stock	Total
Balance at December 31, 2020 (as adjusted)	$28,419	($3,482)	$581	($195)	$25,323
Stock option compensation	130	-		-	130
Net income	-	-	62,914	-	62,914
Balance at September 30, 2021	$28,549	($3,482)	$63,495	($195)	$88,367

Exhibit 99.2

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS)

CASH FLOWS FROM OPERATING ACTIVITIES	2021	2020
Net Income	$62,914	$32,689
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	4,436	4,452
Increase/(decrease) in reserve for contingent charges	46	(369)
Stock option compensation	130	130
Franchise rights impairment	493	-
Gain on sale of property and equipment	(1,234)	(21)
Change in operating assets and liabilities:
Contracts in transit	6,632	11,375
Receivables	8,083	(10,907)
Inventories and rental and loan vehicles	72,283	153,583
Other assets	618	132
Floor plan notes payable - trade	(30,429)	(524)
Accounts payable	(7,043)	(8,084)
Accrued expenses	870	21,140
NET CASH PROVIDED BY OPERATING ACTIVITIES	117,799	203,596

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,726)	(1,841)
Proceeds from sale of property and equipment	1,897	54
Proceeds from sale of dealerships, net of cash sold	110	-
Acquisition of dealerships	-	(56,201)
NET CASH USED IN INVESTING ACTIVITIES	(1,719)	(57,988)

CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in floor plan notes payable - non-trade	(63,928)	(145,626)
Proceeds on (principal payments)/refinancing on long-term debt	(12,679)	41,591
Payments on repurchase of stock	-	(300)
NET CASH USED BY FINANCING ACTIVITIES	(76,607)	(104,335)

NET CHANGE IN CASH AND CASH EQUIVALENTS	39,473	41,273
CASH AND CASH EQUIVALENTS, BEGINNING	18,389	20,100
CASH AND CASH EQUIVALENTS, ENDING	$57,862	$61,373
	0	(2)
	0
Supplemental Cash Flow Information
Cash paid during the year for:
Interest	$14,863	$11,967
Income taxes, net	$28,168	$929
See accompanying notes to the unaudited condensed consolidated financial statements

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

NOTE A – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNT POLICIES

Organization and Nature of Business
RFJ Auto Partners Inc. and Subsidiaries, the “Company”, a C Corporation was established on March 5, 2014. The Company is comprised of franchised dealerships with many different brands. Through the dealer agreements, the Company markets new vehicles, replacement parts, service, and financing and leasing. In addition, it also retails and wholesales used vehicles. The dealer agreement specifies the location of the dealership and designates the specific market area in which the dealer may operate; however, there is no guarantee of exclusivity within this market area. The specified market areas for the Company are in the states of Texas, Missouri, Idaho, Washington, Indiana, Montana and New Mexico. Franchises include Alfa Romeo, Chrysler, Dodge, Jeep, Ram, GMC, Buick, Chevrolet, Cadillac, Ford, Hyundai, Nissan, Toyota, Lexus, Mazda, Maserati and Honda.

On September 17, 2021, Sonic Automotive, Inc., a Delaware corporation (“Sonic”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RFJMS, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Sonic (“Merger Sub”), the Company, and The Resolute Fund III, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Company’s equity holders, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a direct, wholly owned subsidiary of Sonic.

Subject to the terms and conditions of the Merger Agreement and other customary adjustments set forth in the Merger Agreement, the purchase price payable by Sonic pursuant to the Merger Agreement is expected to be (i) approximately $700 million for the goodwill and other intangible assets and real estate assets of the Company and each of its subsidiaries (collectively, the “Company Entities”) plus (ii) the sum of the values, as determined in accordance with the terms of the Merger Agreement, of each the parts and accessories inventory, the fixed assets and equipment, the supplies and the repair work-in-process of the Company Entities, plus (iii) the value of the new and used vehicle inventories of the Company Entities. Additional information related to the agreement is contained in a Form 8-K filed by Sonic with the United States Securities and Exchange Commission on September 22, 2021.

Principles of Consolidation
The condensed consolidated financial statements include the accounts of the Company and the Subsidiaries. All significant intercompany balances and transactions have been eliminated and select items have been reclassified to conform with presentation adopted in the current year.

Changes in Accounting Principles

Goodwill
Previously, the Company had adopted the provisions of the accounting alternative provided by the Financial Accounting Standards Board (FASB) Account Standards Update (ASU) No. 2014-02 Accounting for Goodwill. This accounting alternative allows entities to elect to amortize goodwill over 10 years, or a shorter period if it is determined that another useful life is more appropriate. As such, the Company amortized goodwill using the straight-line method over 10 years, and evaluated goodwill for impairment for its reporting units whenever events occurred, or circumstances changed, that indicated that fair value of the Company may be below its carrying amount (“triggering events”).

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

The Company elected to change the accounting method for goodwill effective January 1, 2019, in order for the consolidated financial statement presentation to be in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for public business entities. Accordingly, the Company retrospectively adjusted its financial statements to remove goodwill amortization, and evaluated whether the carrying amount of its reporting unit exceeded fair value for all periods since the previous election of ASU No. 2014-02.

Preferred Shares

Previously, the Company included the par value and additional paid in capital associated with its redeemable preferred shares as a component of stockholders’ equity. In order to comply with GAAP requirements for public business entities, and in accordance with ASC 480-10-S99, effective January 1, 2019, the Company changed the presentation of these preferred shares to be included in temporary equity.

The changes in accounting principles were applied retrospectively. The effect on the consolidated financial statements is summarized below:

Consolidated Balance Sheet as of December 31, 2020:	As Previously Reported	Retrospective Adjustment	As Adjusted
Goodwill	100,339	4,236	104,575
Deferred tax asset	—	476	476
Total noncurrent assets	286,955	4,712	291,667
Total assets	698,891	4,712	703,603
Deferred tax liability	2,751	(2,751)	—
Total noncurrent liabilities	193,899	(2,751)	191,148
Redeemable preferred shares	—	70,512	70,512
Paid-in-capital	98,931	(70,512)	28,419
Retained (deficit) earnings	(6,882)	7,463	581
Total stockholders' equity	88,372	(63,049)	25,323
Total liabilities, redeemable preferred shares stockholders' equity	698,891	4,712	703,603

Consolidated Statement of Stockholders' Equity as of December 31, 2020:	As Previously Reported	Retrospective Adjustment	As Adjusted
Paid-in capital	98,931	(70,512)	28,419
Retained (deficit) earnings	(6,882)	7,463	581
Total stockholders' equity	88,372	(63,049)	25,323

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

Interim Financial Statements
The accompanying unaudited condensed consolidated financial statements for the nine month periods ended September 30, 2021 and 2020, are unaudited and have been prepared in accordance with generally accepted accounting principals for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the nine month period ended September 30, 2021, are not necessarily indicative of the results that may be expected for the year ended December 31, 2021. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto for the years ended December 31, 2020 and 2019.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the Untied States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the period. Actual results could differ form those estimates.

Inventories
The cost of new vehicles for a subsidiary acquired during 2015 is determined using the last-in, first-out (LIFO) method. All inventories are valued at the lower of cost or net realizable value. The cost of all other new vehicles, used vehicles, parts and accessories, and other inventories is determined on a specific identification basis.

Goodwill and Franchise Rights
In connection with business acquisitions, the Company assigned a portion of the consideration paid to goodwill and franchise rights. Goodwill is the excess of cost over fair value of identifiable net assets acquired through business purchases. In accordance with ASC Topic 350, “Intangibles – Goodwill and Other”, the Company is required to test goodwill and franchise rights with an indefinite life for impairment at least annually, or more frequently if indication of impairment exists. If these assets are considered to be impaired, they will be adjusted to fair value.

Revenue Recognition
Revenues are recognized upon satisfaction of the Company's performance obligations under contracts with customers and are recognized in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services, as detailed below.

Revenues from vehicle sales are recorded at a point in time when vehicles are delivered, which is when transfer of title, risks and rewards of ownership, and control are considered passed to the customer.

Revenues from vehicle and parts sales and from service operations are recognized at the time the vehicle or parts are delivered to the customer or the service is completed. The Company satisfies its performance obligation over time for certain service work performed over time. The Company recognizes revenue for service work in process based on the labor hours expended and parts utilized to perform and complete the services to date, for which the Company has an enforceable right to payment.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

The Company arranges financing for customers through various financial institutions and receives financing fees based on the difference between loan rates charged to customers and predetermined financing rates set by the financial institutions. The Company recognizes income from finance and insurance commissions as the contracts are sold and recognizes a reserve for anticipated losses of finance and insurance commission income resulting from early payoffs of customer loans and repossessions. The provision is based on management’s evaluation of industry trends and historical experience.

The Company also receives commissions from the sale of non-recourse third-party extended service contracts to customers. Under these contracts, the third-party warranty company is directly liable for all warranties provided. Commission revenue is recorded net of estimated chargebacks at the time of sale. Commission expense related to the sale of warranties is charged to expense upon recognition of revenue.

The following table summarizes revenue and cost of sales with customers for the nine month periods ended
September 30:

	2021	2020
New Vehicle Sales	$ 1,303,798	$ 1,139,827
Used Vehicle Sales	833,159	622,385
Parts and Service Sales	118,871	106,773
Other Sales	10,394	8,226
	2,266,222	1,877,211
Finance, insurance, service contract and other income, net	96,721	79,003
Total	$ 2,362,943	$ 1,956,214
	2021	2020
New Vehicle Cost of Sales	$ 1,239,615	$ 1,097,047
Used Vehicle Cost of Sales	779,334	584,242
Parts and Service Cost of Sales	70,222	62,102
Total	$ 2,089,171	$ 1,743,391
Fair Value Measurements

In certain circumstances, specific assets and liabilities may be required to be recognized at fair value. Fair Value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability under a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include:

Level 1	Observable inputs such as quoted prices in active markets for identical assets or liabilities
Level 2	Inputs other than quoted prices in active markets that are either directly or indirectly observable
Level 3	Unobservable inputs about which little or no market data exists, therefore requiring an entity to develop its own assumptions

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

Recently Issued Accounting Standards:

Leases
In February 2016, the FASB issued ASU 2016-02, "Leases". Under the new standard, lessees will need to recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short term lease). The liability will be equal to the present value of lease payments. For income statement purposes, the FASB continued the dual model, requiring leases to be classified as either operating or finance. Operating leases will result in straight-line expense (similar to current operating leases) while finance leases will result in a front-loaded expense pattern (similar to current capital leases). Classification will be based on criteria that are largely similar to those applied to current lease accounting. This guidance requires enhanced disclosures, must be adopted using a modified retrospective transition model, and provides for certain practical expedients. The Company is currently evaluating the impact on its financial statements upon the adoption of this new standard which is not required before January 1, 2022.

Reference Rate Reform
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The ASU provides optional expedients and exceptions for companies that have contracts, hedging relationships and other transactions that reference LIBOR or other reference rates expected to be discontinued because of reference rate reform. The optional expedients and exceptions are intended to ease the financial reporting burdens mainly related to contract modification accounting, hedge accounting and lease accounting. In January 2021, the FASB issued ASU 2021-01 which clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The guidance is effective for all entities as of March 12, 2020 and will apply through December 31, 2022. LIBOR is used as an interest rate “benchmark” in the majority of the Company’s floor plan notes payable. The Company will apply the relief described as its arrangements are modified and does not expect the adoption will have an impact on the Company’s consolidated financial statements due to the relief provided.

NOTE B – ACQUISITIONS

On May 27, 2020, the Company entered into a Dealership Asset Purchase Agreement (the “Asset Agreement”) to acquire all assets and assume certain liabilities of a Lexus Dealership in Mishawaka, Indiana. The aggregate purchase price of the acquisition was $11,987. The transaction closed on July 30, 2020.

The acquisition has been accounted for as a business combination and the purchase price was allocated primarily to franchise rights and other tangible assets. Actual results of operations of the Lexus Dealership are in included in the consolidated financial statements of the Company from the date of acquisition.

The Company, through its subsidiary RFJ Auto T-Properties, LLC, acquired the property associated with the dealership.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

The final allocation of the purchase price to assets and liabilities based upon fair value determinations was as follows:

Inventories	$3,301
Rental and loan vehicles	926
Property and equipment	3,373
Goodwill	1,087
Franchise rights	3,312
Other assets and liabilities, net	(12)
Total net assets acquired	$11,987

The fair value of consideration paid as of the acquisition date was as follows:

Cash	$ 5,032
Floor plan financed by the Company's Lender	3,985
Real estate long-term debt	2,970
Total net assets acquired	$ 11,987

On February 29, 2020, in accordance with the Unit Purchase Agreement (the “Unit Agreement”), the Company acquired certain assets and assumed certain liabilities, as well as all of the outstanding membership units of 11 used car dealerships in the state of Washington for an aggregate purchase price of $48,422. The acquisition allowed the Company to expand its brand presence in the Pacific Northwest.

The acquisition has been accounted for as a business combination and the purchase price was allocated primarily to goodwill and other tangible assets. Actual results of operations of Northwest Motorsports are in included in the consolidated financial statements of the Company from the date of acquisition.

The final allocation of the purchase price to asset and liabilities based upon fair value determinations was as follows:

Cash	$223
Contracts in transit	14,745
Receivables, net	1,875
Inventories, net	56,835
Other current assets	748
Property and equipment	3,719
Goodwill	45,348
Floor plan notes payable - non-trade	(50,017)
Accounts payable	(14,427)
Accrued expenses	(6,718)
Allowance for contingent charges	(3,909)
Total net assets acquired	$48,422

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)
The fair value of consideration paid as of the acquisition date was as follows:

Cash consideration	$43,000
Fair value of seller note	5,422
Total purchase consideration	$48,422

NOTE C – RECEIVABLES

Receivables consisted of the following at:

	September 30, 2021	December 31, 2020
Fleet	$12,425	$23,531
Vehicles	9,819	7,402
Customers	469	545
Factory	6,339	11,891
Finance commissions	3,041	3,728
Related party	1,787	1,713
Other	15,343	8,538
	49,222	57,348
Allowance for doubtful accounts	(1,781)	(1,824)
Receivables, net	$47,441	$55,524

NOTE D – INVENTORIES

Inventories consisted of the following at:

	September 30, 2021	December 31, 2020
New vehicles	$75,438	$185,260
LIFO reserve	(4,435)	(6,141)
New vehicles, net	71,003	179,119

Used vehicles	148,893	114,558
Parts, accessories and other	7,905	7,578
Inventories, net	$227,801	$301,255

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)
NOTE E – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at:

	September 30, 2021	December 31, 2020
Land	$ 31,578	$ 33,837
Buildings	68,232	68,159
Equipment	9,264	9,225
Leaseholds improvements	22,204	21,487
Furniture and fixtures	9,393	8,901
Vehicles	3,438	3,149
Property and equipment, gross	144,109	144,758
Accumulated depreciation and amortization	(26,079)	(22,097)
	118,030	122,661
Construction in progress	1,526	303
Property and equipment, net	$ 119,556	$ 122,964

NOTE F – GOODWILL AND FRANCHISE RIGHTS
As part of the purchase in the nine months ended September 30, 2020, the Company acquired goodwill and franchise rights totaling $46,435 and $3,312, respectively.

During the nine month period ended September 30, 2021, the Company recognized a franchise rights impairment loss in other expenses of $493.

NOTE G – FLOOR PLAN NOTES PAYABLE
The Company has a floor plan financing agreement with Ally Bank, which has a stated limit of $378,044 for new vehicles and $168,897 for used vehicles. From time to time total borrowings exceed stated limits due to the timing of floor plan draws for vehicle shipments from the manufacturer. These limits may vary from year to year as stores are acquired or divested.

The agreement is collateralized by all property and equipment, inventories and all other accounts, collateral rights, chattel paper and general intangibles, and proceeds of any and all of the foregoing, whether owned now or hereafter acquired by the Company. The interest rate under the agreement at September 30, 2021 and December 31, 2020, was 1-month LIBOR (0.08% and 0.14% at September 30, 2021 and December 31, 2020, respectively) plus 2.75%, which was 2.83% and 2.89%, respectively.

The Company has a number of floorplan financing agreements with Toyota Financial Services, which have a combined stated limit of $37,450 for new vehicles and $11,405 for used vehicles. From time to time total borrowings exceed stated limits due to the timing of floor plan draws for vehicle shipments from the manufacturer. The agreement is collateralized by all property and equipment, inventories, and all other accounts, contract rights, chattel paper and general intangibles, and proceeds of any and all of the foregoing, whether owned now or hereafter acquired by the Company. The interest rate under the agreement at September 30,
2021 and December 31, 2020 was 3-month LIBOR (0.13% and 0.24% at September 30, 2021 and December
31, 2020, respectively) plus 1.50% to 2.00% for new vehicles which was between 1.63% and 2.13% and between 1.74% and 2.24% respectively. The interest rate under the agreement at September 30, 2021 and

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

December 31, 2020, for used vehicles was 3-month LIBOR plus from 1.50% to 2.50%, which was between
1.63% and 2.63% and between 1.74% and 2.74%, respectively.

The Company has a floor plan financing agreement with Ford Motor Credit Company, which has a stated limit of
$15,850 for new vehicles and $3,100 for used vehicles. From time to time total borrowings exceed stated limits due to the timing of floor plan draws for vehicle shipments from the manufacturer. The agreement is collateralized by all property and equipment, inventories, and all other accounts, contract rights, chattel paper and general intangibles, and proceeds of any and all of the foregoing whether owned now or hereafter acquired by the Company. The interest rate under the agreement was Prime plus 1.50% for a total of 4.75% at September 30, 2021 and December 31, 2020, for both new and used vehicles.

NOTE H – INCOME TAXES

The Company files a consolidated federal income tax return with the IRS and file tax returns in various state and local jurisdictions. The Company is subject to examination by federal and state taxing authorities for the tax years 2017-2020.

NOTE I – LONG TERM DEBT

Long-term debt consisted of the following at:

	September 30, 2021	December 31, 2020
Commercial Loan and Security Agreement notes payable	$ 51,051	$ 57,551
Mortgage notes	79,911	84,205
Working capital notes	22,224	24,038
Term Loan	25,313	26,550
Seller's note	3,928	4,679
Total debt	182,427	197,023
Less current portion of debt	(14,849)	(12,433)
Total long-term debt	$ 167,578	$ 184,590

Commercial Loan and Security Agreement
The Company's interim tax provision is determined using an estimated annual effective tax rate (“AETR”) and is adjusted for discrete taxable events and/or adjustments that occurred during the reporting period. The Company recognized income tax expense of $22,544 or 26.4%, for the nine month period ended September 30, 2021 and income tax expense of $12,667, or 27.9%, for the nine month period ended September 30, 2020. The Company did not have any discrete taxable events requiring adjustments to the tax expense in the current period.

In July of 2014, the Company entered into a Commercial Loan and Security Agreement (the “CLSA”) with the lender. The proceeds from the CLSA were used for working capital, general corporate expenses, capital expenditures, and acquisition purposes. On November 15, 2019, the Company amended the CLSA, paid down
$5,385 of certain Working Capital Notes, and extended the maturity date of the CLSA to November 2024. The amended stated fixed rate of the CLSA is 5.47% per annum and is secured by certain asset of the Company. As of September 30, 2021 and December 31, 2020, the balance was $51,051 and $57,551, respectively.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

Mortgage Notes
The Company has multiple mortgage agreements with finance companies affiliated with the Company’s vehicle manufacturers and the lender. In June 2020, the Company refinanced certain mortgage agreements extending the maturity date and adding additional borrowings. As of September 30, 2021 and December 31, 2020, the Company had total mortgage notes payable outstanding of $79,911 and $84,205, respectively, which are collateralized by the associated real estate. The stated fixed and variable rates of the mortgage agreements range from 2.52% to 5.62% and have a maturity date ranging from April 2022 to July 2039.

Working Capital Notes
The Company has two working capital notes with a finance company affiliated with the Company’s vehicle manufacturer and one with the lender. The proceeds of the working capital notes were used for working capital, general corporate expenses and acquisition purposes. The stated fixed and variable interest rates of the working capital notes range from 2.69% to 4.47%. As of September 30, 2021 and December 31, 2020, the balance was
$21,951 and $23,677 with the finance company and $273 and $361 with the lender, respectively.

Term Loan
On February 29, 2020, the Company entered into a Commercial Loan and Security Agreement (the “Ally Loan Agreement") between Ally Bank and RFJ Auto Partners Holdings, Inc., for which a new term loan (the “Ally Term Loan”) was entered into amounting to $34,000. The principal of $34,000 had a payment due of $7,000 (“the Bridge Repayment”) on July 1, 2020 and quarterly principal payments of $450 commencing on July 1, 2020, with a balloon payment on its maturity date of March 1, 2025. The Ally Term Loan is secured by certain asset of the Company and bears interest at 5.68% until the Bridge Repayment is paid and 5.18% thereafter. The proceeds from the Ally Term Loan was used by the Company to fund part of the purchase consideration paid for the acquisition of the Washington dealerships. As of As of September 30, 2021 and December 31, 2020, the balance was $25,313 and $26,550, respectively.

Seller Note
On February 29, 2020, in connection with the Unit Agreement, the Company issued a promissory note in the principal amount of $5,155 with a maturity date of March 1, 2025 to the seller (the “Seller Note”). On June 12,
2020, the amount due under the Seller Note was amended and increased to $5,422. The stated interest rate on the amended Seller Note was 5.25% per annum with monthly principal and interest payments totaling $103 per month. The Seller Note is an unsecured obligation of the Company and is guaranteed by a subsidiary of the Company. As of September 30, 2021 and December 31, 2020, the balance was $3,927 and $4,679, respectively.

The Company is subject to financial covenants. At September 30, 2021 and December 31, 2020, the Company was in compliance with all financial covenants.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

NOTE J – STOCKHOLDERS’ EQUITY AND REDEEMABLE PREFERRED SHARES
The Company had 200,000 shares of Series A preferred stock authorized and 70,512.11 shares issued and outstanding at a par value of $0.001 (actual) at September 30, 2021 and December 31, 2020. The Company had 100,000 shares of common stock authorized with 27,986.62 shares issued and outstanding at a par value of $0.001 (actual) at September 30, 2021 and December 31, 2020. An additional 100,000 shares of preferred stock with no series designation have been authorized and are outstanding as of September 30, 2021 and December 31, 2020. The Company had 2,000 shares of Series B preferred stock authorized at a par value of $0.001 and had 761.61 shares issued and outstanding at September 30, 2021 and December 31, 2020. Of the shares of common stock issued and outstanding, 3,482.42 shares are restricted as to transfer and forfeiture at September 30, 2021 and December 31, 2020. The preferred shares have liquidation preference over the common shares whereby the preferred shares are mandatorily redeemable upon change in control at the liquidation value of $1 per share. In addition, the holders of the preferred stock shall be entitled to receive, when, as and if declared by the Board of Directors, annual dividends of 10%, compounded semi-annually, of the liquidation value. The preferred shares have accumulated $61,266 and $51,565 of dividends at September 30, 2021 and December 31, 2020, respectively. On December 16, 2020, the Company repurchased 26,743.09 preferred shares at the liquidation value including accrued dividends for a total of $50,000. No additional dividends have been declared as of September 30, 2021, therefore, no provision for the preferred dividends have been recorded.

NOTE K – DISCRETIONARY CONTRIBUTION 401(K) PLAN
The Company participates in a discretionary contribution 401(k) plan. All employees who meet certain age and length of service requirements are eligible to participate in their designated plan. Matching contributions are made on a discretionary basis by the Company and are recorded net of any forfeitures by individuals that terminated employment with the Company before the required vesting period. Matching contributions, net of forfeitures, included in operating expense for the nine month periods ended September 30, 2021 and 2020, were
$1,044 and $768, respectively.

NOTE L – COMMITMENTS AND CONTINGENCIES
The Company sells customer installment contracts to financial institutions without recourse and sells extended warranties without recourse. Some buyers of the contracts and warranties retain portions of the commissions as reserves against early payoffs. These amounts are normally recorded on the condensed consolidated balance sheets as finance commission receivable. As of September 30, 2021, substantially all the recourse contracts have been collected by the financial institutions. The allowance for contingent charges at September, 2021 and December 31, 2020, was $15,870 and $15,824, respectively.

The Company facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such materials comply with the applicable federal and state requirements.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

The Company purchases substantially all its new vehicles and parts from the manufacturer at the prevailing prices charged by the automobile manufacturer to all franchised dealers. The Company’s sales volume could be adversely impacted by the manufacturer’s inability to supply it with an adequate supply of vehicles and/or parts due to unforeseen circumstances or as a result of an unfavorable allocation of vehicles. As a part of the Company’s relationship with the manufacturer, it participates in various programs with regard to vehicle allocation, advertising, interest and other incentive programs. These programs are generally on a “turn-to-turn” basis, which rewards new vehicle volume, and are subject to change by the manufacturer at any time. In addition, the manufacturer’s sales and service agreements contain provisions which generally limit, without consent off the manufacturer, changes in dealership management and ownership, dealership location, place certain financial restrictions, and provide for termination of the franchise agreement by the manufacturer in certain instances.

The Company is involved in certain legal matters that it considers incidental to its business. In management’s opinion, none of these legal matters will have a material effect on the Company’s financial position or the results of operations.

NOTE M – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts are estimated fair values of the Company’s financial instruments, none of which are held for trading purposes, as of September 30, 2021 are as follows:

	Amount	Fair value
Financial assets:
Cash and cash equivalents	$57,862	$57,862

Financial liabilities:
Floor plan notes payable, trade	23,149	23,149
Floor plan notes payable, non-trade	201,186	201,186
Long-term debt	182,427	166,173

The carrying amounts are estimated fair values of the Company's financial instruments, none of which are held for trading purposes, as of December 31, 2020 are as follows:

	Amount	Fair value
Financial assets:
Cash and cash equivalents	$18,389	$18,389

Financial liabilities:
Floor plan notes payable, trade	53,579	53,578
Floor plan notes payable, non-trade	266,478	266,478
Long-term debt	197,023	173,957

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020
(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

The carrying amounts shown in the above table are included in the condensed consolidated balance sheets under the indicted captions. The carrying amount of cash and cash equivalents, and floor plan notes payable, trade and non-trade, approximate fair value because the interest rates fluctuate with market rates. The fair value of long-term debt is based on the discounted cash flows from management’s estimate of the Company’s marginal borrowing rates as of September 30, 2021 and December 31, 2020.

NOTE N – NON QUALIFIED STOCK OPTION PLANS
The Board of Directors approved the adoption of the 2014 Non-qualified Stock Option Plan (the "Plan). The Plan authorizes the grant of options to purchase an aggregate of 1,055 shares of the Company's common stock to certain directors and key employees of the Company and its Subsidiaries. The plan is administered by a committee consisting of the Board or such individual Directors who shall from time to time be designated by the Board. Under the plan certain options vest based on the passage of time and continued employment, while other options vest based on the attainment of specific performance criteria.

Management has used the Black-Scholes option pricing model to determine the options' fair value. Because the performance vested options are based on a change in control event, which has not occurred as of September 30, 2021 no compensation expense was recorded for these options related to a change in control. Compensation cost related to the time vested options is recognized using the straight-line method over the requisite period of service.

NOTE O – EVALUATION OF SUBSEQUENT EVENTS
The Company has evaluated the effect subsequent events would have on the condensed consolidated financial statements through February 16, 2022 which is the date the condensed consolidated financial statements were available to be issued.

On December 6, 2021 The Company completed the Merger pursuant to the previously referenced Merger Agreement with Sonic Automotive, Inc. ("Sonic"). Details of this Merger agreement are as filed by Sonic under Exhibit 2.1 to Sonic's Current Report on Form 8-K filed on September 22, 2021.

NOTE P – COVID 19
In March 2020, the World Health Organization declared the outbreak of COVID-19, a novel strain of Coronavirus, a pandemic. The Coronavirus outbreak has had far reaching and unpredictable impacts on the global economy, supply chains, financial markets, and global business operations in a variety of industries. Governments have taken substantial action to contain the spread of the virus including mandating social distancing, suspension of certain gatherings, and shuttering of certain nonessential businesses. The extent to which it will impact the Company going forward will depend on a variety of factors, including the duration and continued spread of the outbreak, its impact on customers, employees and vendors, as well as governmental, regulatory and private sector responses. Furthermore, the pandemic may have a significant impact on management's accounting estimates and assumptions. The financial statements do not reflect any adjustments as a result of the increase in economic uncertainty.